UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A

                                AMENDMENT NO. 1


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): October 16, 2001 (September
                                    28, 2001)


                                 @POS.COM, INC.
             (Exact name of registrant as specified in its charter)

                                     0-23152
                                     -------
                            (Commission File Number)

           Delaware                                     33-0253408
           --------                                     ----------
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

              3051 North First Street, San Jose, California  95134
              ----------------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (408) 468-5400
                                                           --------------

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On September 28, 2001, as reported by the Company on its Annual Report on Form 10-KSB and its Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2001, @POS.com, Inc. (the "Registrant") completed the acquisition (the "Acquisition") of Crossvue, Inc. ("Crossvue"), a Delaware corporation, pursuant to a Merger Agreement and Plan of Reorganization by and among the Registrant, Crossvue, certain shareholders of Crossvue and Crossvue Acquisition Corporation ("CAC"), a Delaware corporation and wholly-owned subsidiary of the Registrant formed for the purpose of effecting the merger as reported.

     The purpose of this amendment is to provide the financial statements of Crossvue required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K, which financial information was excluded from the original filing in reliance upon Items 7(a)(4) and 7(b)(2) of Form 8-K. The pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of Crossvue by the Registrant been consummated at the beginning of the periods presented, nor are they necessarily indicative of the future operating results or financial position of the Registrant. These pro forma financial statements are based on and should be read with the historical combined financial statements and the related notes thereto of the Company Crossvue.


ITEM  7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

          (1) The audited balance sheet of Crossvue as of December 31, 2000 and the statements of operations and cash flows for the period from inception (December 20, 1999) to December 31, 2000.

          (2) The unaudited balance sheet of Crossvue as of June 30, 2001 and the statements of operations and cash flows for the six months ended June 30, 2001 and 2000.

     (b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION.

          (1) The unaudited pro forma combined condensed balance sheet as of June 30, 2001.

          (2) The unaudited pro forma combined condensed statements of operations for the year ended June 30, 2001.


     (c)  EXHIBITS.

          10.1 Merger Agreement and Plan of Reorganization dated September 28, 2001 by and among the Registrant, Crossvue, Inc., a Delaware corporation, Crossvue Acquisition Corporation, a Delaware corporation, and certain shareholders of Crossvue, previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Form 8-K filed by the Company on October 15, 2001 and incorporated herein by this reference.

          99.1 Press Release dated September 28, 2001, in connection with the acquisition announcement, previously filed with the Securities and Exchange Commission as Exhibit 99.1 to the Form 8-K filed by the Company on October 15, 2001 and incorporated herein by this reference.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   NETTAXI.COM

Date:  October 16, 2001            By:
                                      ------------------------------------------
                                   Llavan Fernando, Chief Executive Officer

(A.)  FINANCIAL STATEMENTS OF CROSSVUE, INC.


1.  Audited Financial Statements

CROSSVUE,  INC.
(A  DEVELOPMENT  STAGE  COMPANY)


Consolidated Financial Statements
As of December 31, 2000
Together with Report of Independent Public Accountants


REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  Crossvue, Inc.:

We have audited the accompanying consolidated balance sheet of Crossvue, Inc. (a Delaware corporation in the development stage) and subsidiary as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from inception (December 20, 1999) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Crossvue, Inc. and subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the period from inception (December 20, 1999) to December 31, 2000, in conformity with accounting principles generally accepted in the United States.




San Jose, California
August 31, 2001

                                 Crossvue, Inc.
                          (A development stage company)

              Consolidated Balance Sheet - As of December 31, 2000


                                     ASSETS
                                     ------
Current Assets:
  Cash and cash equivalents                                                          $10,739,307
  Receivable from related party                                                          182,288
  Other receivables                                                                       34,502
  Prepaid expenses and other current assets                                              328,821
                                                                                     ------------
    Total current assets                                                              11,284,918

Property and Equipment, net                                                            1,104,012

Deposits                                                                                  23,774

Note Receivable from Employee                                                             50,000
                                                                                     ------------
                                                                                     $12,462,704
                                                                                     ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
  Bank overdraft                                                                     $    22,329
  Current portion of obligations under capital leases                                    184,804
  Accounts payable                                                                       616,853
  Accrued expenses                                                                       248,718
                                                                                     ------------
    Total current liabilities                                                          1,072,704

Obligations under Capital Leases, less current portion                                   580,418

Deferred Rent                                                                             22,592
                                                                                     ------------
    Total liabilities                                                                  1,675,714
                                                                                     ------------

Commitments and Contingencies (Note 8)

Stockholders' Equity:
  Series A convertible preferred stock, par value $0.001 per share:
    Authorized-1,200,000 shares
    Issued and outstanding-938,983 shares, liquidation preference of $2,770,000              939
  Series B convertible preferred stock, par value $0.001 per share:
    Authorized-10,000,000 shares
    Issued and outstanding-8,375,634 shares, liquidation preference of $16,500,000         8,376
  Common stock, par value $0.001 per share:
    Authorized-30,000,000 shares
    Issued and outstanding-8,401,666                                                       8,401
Additional paid-in capital                                                            19,404,201
Deficit accumulated during the development stage                                      (8,634,927)
                                                                                     ------------
    Total stockholders' equity                                                        10,786,990
                                                                                     ------------
                                                                                     $12,462,704
                                                                                     ============

The accompanying notes are an integral part of this consolidated financial statement.

                                 Crossvue, Inc.
                          (A development stage company)

                      Consolidated Statement of Operations
     For the Period from Inception (December 20, 1999) to December 31, 2000

Revenues Primarily from Related Party (Note 9)  $   409,977

Cost of Revenues                                    200,742
                                                ------------
    Gross margin                                    209,235
                                                ------------

Operating Expenses:
  Research and development                        4,480,655
  Sales and marketing                             2,294,881
  General and administrative                      2,085,226
  Impairment of long-lived assets                   189,425
                                                ------------
    Total operating expenses                      9,050,187
                                                ------------

Other Income (Expense):
  Interest income                                   312,505
  Interest expense                                 (135,131)
  Other income                                       28,651
                                                ------------
    Total other income                              206,025
                                                ------------
Net Loss                                        $(8,634,927)
                                                ============

     The accompanying notes are an integral part of this consolidated financial statement.

                                                       Crossvue, Inc.
                                                (A development stage company)

                                       Consolidated Statement of Stockholders' Equity
                            For the Period from Inception (December 20, 1999) to December 31, 2000

                                                                              Series A         Series B
                                                                             Convertible      Convertible
                                                                          Preferred  Stock  Preferred  Stock      Common  Stock
                                                        Date of           ----------------  ------------------  ------------------
                                                       Transaction        Shares   Amount    Shares    Amount    Shares    Amount
                                                 ------------------------ -------  -------  ---------  -------  ---------  -------
Balance, Inception (December 20, 1999)                                          -  $     -          -  $     -          -  $     -
                                                                          -------  -------  ---------  -------  ---------  -------

Balance, December 31,1999                                                       -        -          -        -          -        -

  Issuance of common stock for assets and
    liabilities contributed in kind                   January 2000              -        -          -        -  8,000,000    8,000

  Issuance of Series A convertible preferred
    stock for cash at $2.95 per share, net
    of issuance costs                                 January 2000        938,983      939          -        -          -        -

  Issuance of Series B convertible preferred
    stock for cash at $1.97 per share, net
    of issuance costs                                  August 2000              -        -  8,375,634    8,376          -        -

  Common stock issued on exercise of stock
    options for cash                               January - April 2000         -        -          -        -    381,250      381

  Common stock issued on termination of
    employees                                           March 2000              -        -          -        -     20,416       20

  Deferred stock compensation expense              January - April 2000         -        -          -        -          -        -

  Amortization of deferred stock compensation
    expense                                      January - December 2000        -        -          -        -          -        -

  Issuance of warrants to purchase Series B
    convertible preferred stock in conjunction
    with bridge loan financing                           May 2000               -        -          -        -          -        -

  Net loss                                                                      -        -          -        -          -        -
                                                                          -------  -------  ---------  -------  ---------  -------
Balance, December 31, 2000                                                938,983  $   939  8,375,634  $ 8,376  8,401,666  $ 8,401
                                                                          =======  =======  =========  =======  =========  =======

                                                                                 Deficit
                                                                               Accumulated
                                                    Deferred     Additional    During  the        Total
                                                  Compensation     Paid-in     Development    Stockholders'
                                                    Expense        Capital        Stage           Equity
                                                 --------------  -----------  -------------  ---------------
Balance, Inception (December 20, 1999)           $           -   $         -  $          -   $            -
                                                 --------------  -----------  -------------  ---------------

Balance, December 31,1999                                    -             -             -                -

  Issuance of common stock for assets and
    liabilities contributed in kind                          -       257,057             -          265,057

  Issuance of Series A convertible preferred
    stock for cash at $2.95 per share, net
    of issuance costs                                        -     2,582,206             -        2,583,145

  Issuance of Series B convertible preferred
    stock for cash at $1.97 per share, net
    of issuance costs                                        -    16,427,004             -       16,435,380

  Common stock issued on exercise of stock
    options for cash                                         -        89,994             -           90,375

  Common stock issued on termination of
    employees                                           (6,125)        6,105             -                -

  Deferred stock compensation expense                  (36,374)       36,374             -                -

  Amortization of deferred stock compensation
    expense                                             42,499             -             -           42,499

  Issuance of warrants to purchase Series B
    convertible preferred stock in conjunction
    with bridge loan financing                               -         5,461             -            5,461

  Net loss                                                   -             -    (8,634,927)      (8,634,927)
                                                 --------------  -----------  -------------  ---------------
Balance, December 31, 2000                       $           -   $19,404,201  $ (8,634,927)  $   10,786,990
                                                 ==============  ===========  =============  ===============

     The accompanying notes are an integral part of this consolidated financial statement.

                                 Crossvue, Inc.
                          (A development stage company)

                      Consolidated Statement of Cash Flows
     For the Period from Inception (December 20, 1999) to December 31, 2000

Cash Flows from Operating Activities:
  Net loss                                                                     $(8,634,927)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation                                                                   419,550
    Impairment of long-lived assets                                                189,425
    Stock-based compensation expense                                                42,499
    Non-cash warrant interest expense                                                5,461
    Net change in operating assets and liabilities:
      Increase in accounts receivable                                             (209,757)
      Increase in prepaid expenses and other current assets                       (375,921)
      Increase in bank overdraft                                                    22,329
      Increase in accounts payable                                                 480,162
      Increase in accrued expenses                                                 258,551
                                                                               ------------
        Net cash used in operating activities                                   (7,802,628)
                                                                               ------------

Cash Flows from Investing Activities:
  Purchases of property and equipment                                             (447,382)
                                                                               ------------

Cash Flows from Financing Activities:
  Payment of capital lease obligations                                            (166,313)
  Proceeds from issuance of Series A convertible preferred stock, net            2,583,145
  Proceeds from issuance of Series B convertible preferred stock, net           16,435,380
  Proceeds from issuance of common stock                                            90,375
  Cash acquired in exchange for issuance of common stock                            46,730
                                                                               ------------
        Net cash provided by financing activities                               18,989,317
                                                                               ------------

Net Increase in Cash and Cash Equivalents                                       10,739,307

Cash and Cash Equivalents, beginning of period                                           -
                                                                               ------------
Cash and Cash Equivalents, end of period                                       $10,739,307
                                                                               ============

Supplemental Disclosure of Cash Flow Information:
  Cash paid for interest                                                       $   129,670
                                                                               ============
Non-Cash Investing and Financing Activities:
  Value of net assets acquired in exchange for issuance of common stock        $   218,327
                                                                               ============

 The accompanying notes are an integral part of this consolidated financial statement.

                                 CROSSVUE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements
                                December 31, 2000



1.     Formation and Business of the Company
       -------------------------------------

Crossvue, Inc. (the "Company") was incorporated in Delaware on December 20, 1999 as ReceiptCity.com, Inc., and commenced operations on January 14, 2000, the effective date of the Purchase and Sale Agreement between the Company and @POS.com, Inc. ("@POS"). There were no significant transactions from December 20, 1999 to December 31, 1999. Under the Purchase and Sale Agreement, the Company acquired in-process technology, personnel, property, equipment and related capital lease obligations in exchange for 8 million shares of the Company's common stock. The Company was a wholly-owned subsidiary of @POS and, thus, the acquisition of the net assets was recorded at the carrying value recorded on @POS' financial statements. As a result of subsequent equity transactions by the Company, @POS' ownership in the Company has declined to approximately 44% as of December 31, 2000. As such, the Company is now independent of @POS; however, due to the significant ownership interest still maintained by @POS, @POS is considered a related party to the Company (see Note
9). The Company changed its name from ReceiptCity.com, Inc. to Crossvue, Inc. on January 9, 2001.

The Company develops, markets, and supports internet-based services that use digital consumer receipts to provide loss prevention, dispute resolution and customer insight for general merchandise retailers. Through December 31, 2000, the Company has been active in product development, the acquisition of equipment and facilities and raising capital; accordingly, the Company was in the development stage. As a development stage company, the Company is subject to certain risks associated with such companies, including, but not limited to, dependence on key individuals, competition from substitute products and larger companies, the successful development and marketing of its products and the need for ongoing financing. Management believes that it has adequate cash to fund planned operating expenses through December 31, 2001. However, beyond that, the Company will need additional financing to complete development and marketing of its products and service offerings. There can be no assurance that the Company will be successful in obtaining additional financing. (See Note 12 for subsequent events.)

2.     Summary of Significant Accounting Policies
       ------------------------------------------

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenue, net of allowances, is generally recognized at the time services are performed provided that no significant obligations remain and collection of the resulting receivable is deemed probable.

PRINCIPLES OF CONSOLIDATION

The accounts of the Company and its wholly owned subsidiary, Crossvue (Pvt) Limited, are included in the consolidated financial statements after elimination of intercompany accounts and transactions. The functional currency of the subsidiary is the U.S. dollar. Currency remeasurement adjustments are included in the accompanying consolidated statement of operations in other income and were not significant for the period ended December 31, 2000. Crossvue (Pvt) Limited is based in Colombo, Sri Lanka and is primarily a contract software developer for the parent company and @POS.

CAPITALIZED SOFTWARE

The Company capitalizes eligible computer software costs when the product is technologically feasible subject to net realizable value considerations. The Company has defined technological feasibility as completion of a working model. As of December 31, 2000, such capitalizable costs were insignificant. Accordingly, the Company has charged all such costs to research and development expenses in the accompanying statement of operations.

CASH AND CASH EQUIVALENTS

Cash equivalents comprise highly liquid financial instruments with original maturities of three months or less at the time of acquisition. At December 31, 2000, the Company's cash and cash equivalents consist of demand deposits and money market mutual funds.

FAIR VALUE OF FINANCIAL INSTRUMENTS

For certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, recorded amounts approximate fair value due to the relatively short maturity period. Based on interest rates available to the Company for debt with comparable maturities, the carrying value of the Company's obligations under capital leases approximates fair values.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of three to five years. Property under capital leases and leasehold improvements are depreciated over the lesser of the useful life of the assets or lease term. Repairs and maintenance costs are expensed as incurred.

The Company evaluates the carrying amount of its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," the Company uses an estimate of the future undiscounted net cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. During the year, management determined that certain hardware and software purchased for services development and data center operations would not be used as intended due to a decision to outsource these functions. The non-cash charge to write these assets down to their estimated fair values was $189,425.

The Company expenses all individual purchases of property and equipment costing less than $1,000. These purchases would not have a material effect on the financial statements had they been capitalized.

Property and equipment at December 31, 2000 consisted of the following:

                                      Useful Life
                                     -------------
     Computer equipment                 3 years     $  639,068
     Computer software                  3 years         85,915
     Furniture and fixtures             5 years        140,371
     Equipment under capital leases     5 years        754,149
     Leasehold improvements             5 years         93,484
                                                    ----------
                                                     1,712,987
     Less: Accumulated depreciation                  (608,975)
                                                    ----------
        Net property and                            $1,104,012
        equipment                                   ==========

Of the total property and equipment, $1,265,605 was contributed by @POS in exchange for the issuance of common stock.

INCOME TAXES

The Company accounts for all income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined using the current applicable enacted tax rate and provisions of the enacted tax law.

STOCK-BASED COMPENSATION

The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25 (APB Opinion No. 25), "Accounting for Stock

Issued to Employees", and has adopted the "disclosure only" alternative described in SFAS No. 123, "Accounting for Stock-Based Compensation."

COMPREHENSIVE LOSS

Comprehensive loss includes losses and other unrealized gains and losses excluded from net loss and reflected instead in stockholders' equity. As the Company does not have any items of comprehensive loss, comprehensive loss equals net loss.

SEGMENT REPORTING

For the period presented, the Company is organized and operates in one operating segment. Substantially all of the Company's long-lived assets are located in the United States.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 1999, the Financial Accounting Standards Board issued SFAS No. 137, "Accounting for Derivative Instrument and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," which amends SFAS No. 133 to be effective for all fiscal years beginning after June 15, 2000. In June 2000, SFAS No. 133 was amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Hedging Activities," which amended or modified certain issues discussed in SFAS No. 133. SFAS No. 138 is also effective for all fiscal years beginning after June 15, 2000. SFAS No. 133 and SFAS No. 138 establish accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The statements also require that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company does not engage in derivative instruments or hedging activities. Accordingly, management believes the application of SFAS No. 133 and SFAS No. 138 will not have a material impact on the Company's financial position or results of operations.

In June 2001, the Financial Accounting Standards Board (FASB) approved for issuance SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." Major provisions of these statements are as follows: all business combinations initiated after June 30, 2001 must use the purchase method of accounting; the pooling of interests method of accounting is prohibited except for transactions initiated before July 1, 2001; intangible assets acquired in a business combination must be recorded separately from goodwill if they arise from contractual or other legal rights or are separable from the acquired entity and can be sold, transferred, licensed, rented or exchanged, either individually or as part of a related contract, asset or liability. Goodwill and intangible assets with indefinite lives are not amortized but are tested for impairment annually using a fair value approach, except in certain circumstances, and whenever there is an impairment indicator; other intangible assets will continue to be valued and amortized over their estimated lives; in-process research and development will continue to be written off immediately and all acquired goodwill must be assigned to reporting units for purposes of impairment testing and segment reporting. Effective January 1, 2002, existing goodwill will no longer be subject to amortization. Goodwill arising subsequent to July 1, 2001 will not be subject to amortization. The adoption of SFAS No. 142 in July 2001 will not have a material impact on the Company's financial statements.

In August 2001, the FASB approved for issuance SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement is effective for fiscal years beginning after June 15, 2002. This statement requires that the fair value of the liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. Associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company does not expect the adoption of SFAS No.
143 in January 2003 to have a material impact on the Company's financial statements.

3.     Note Receivable
       ---------------

In November 2000, the Company issued a note receivable (the "Note") to an officer of the Company (the "Borrower") in the amount of $50,000 on the date of hire. The Note accrues interest at a rate of 6.75% per year and matures over a period of 50 months. If the Borrower remains in the employment of the Company for 50 full and continuous months of service from the date of hire, the Note will be forgiven and no principal or interest will be due or payable to the Company. If the Borrower's employment with the Company ceases after 30 but before 50 full and continuous months of service from the date of hire, then the Note contains terms for the forgiveness of a portion of the then remaining outstanding amount.

4.     Loan  Payable
       -------------

In May 2000, the Company entered into a loan agreement with a financial institution that provided $2 million in bridge loan financing ("Bridge Loan"). The Bridge Loan accrued interest at a rate of 12.5% and was collateralized by a blanket lien on all assets. The principal amount of the Bridge Loan was repaid with the proceeds from the Series B convertible preferred stock round of financing.

In conjunction with the Bridge Loan, warrants were issued to the financial institution to purchase shares of Series B convertible preferred stock (Note 7).

5.     Convertible Preferred Stock
       ---------------------------

In January 2000, the Company issued 938,983 shares of Series A convertible preferred stock ("Series A Stock") at $2.95 per share for net cash proceeds of $2,583,145. In August 2000, the Company issued 8,375,634 shares of Series B convertible preferred stock ("Series B Stock") at $1.97 per share for net cash proceeds of $16,435,380. The rights, restrictions and preferences of the Series A and B Stock are as follows:

     - Holders of Series A and B Stock are entitled to receive, in preference to holders of shares of common stock, annual, non-cumulative dividends of $0.236 and $0.158 per share, respectively, when and if declared by the Board of Directors. In addition, on an as converted basis, the holders of Series A and B Stock are entitled to participate in any dividend, other than stock dividends, declared on common stock to the extent that the common stock dividend is greater than the preferred stock dividend. As of December 31, 2000, no dividends have been declared or paid.

     - Upon any liquidation, dissolution or winding up of the Company in which the net proceeds are $250,000,000 or less, the holders of the preferred stock will be paid, in preference to the holders of common stock, $2.95 and $1.97 per share for Series A and B Stock, respectively, plus declared and unpaid dividends. If insufficient to permit payment of the full preferential amount, the net proceeds will be distributed ratably among the holders of preferred stock. If greater than $250,000,000, the net proceeds will be distributed pro rata among the holders of common and preferred stock, with each share of preferred stock treated as the number of shares of common stock into which it is then convertible.

     - Each share of Series A and B Stock is convertible, at the election of the holder, into 1.186 shares and 1 share of common stock, respectively, subject to certain adjustments. Each series of preferred stock will automatically convert upon either the closing date of an underwritten public offering of the Company's common stock with aggregate proceeds to the Company of not less than $20,000,000 and a share price of at least $8.85 or at the election of the holders of more than 50% of the outstanding preferred stock.

     - The holder of each share of Series A and B Stock has the right to one vote for each share of common stock into which the Series A and B Stock can be converted.

6.     Stock Option Plan
       -----------------

In 2000, the Company adopted the 2000 Stock Option Plan (the "Plan"). The Plan provides for the granting of both incentive and non-statutory options to purchase shares of common stock. The Board of Directors determines the term of each award and the award price. The exercise price of incentive stock options may be established at an amount not less than the fair value on the date of grant as determined by the Company's Board of Directors and the exercise price of non-statutory options may be not less than 85% of the fair value on the date of grant. In the case of incentive or non-statutory stock options granted to a person who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company, the exercise price is to be not less than 110% of the fair market value on the date of grant. Options generally vest ratably over a four-year period commencing with the grant date, are exercisable at any time and expire no later than ten years from the date of grant.

Under APB Opinion No. 25, because the exercise price of the Company's employee stock options is not less than the fair value of the underlying stock on the date of grant, no compensation expense is recognized. There was no material difference between the Company's net loss as reported and the pro forma net loss had compensation expense for the Plan been determined consistent with SFAS No. 123.

Option activity under the plan was as follows:


                                                Options Outstanding
                                                -----------  ------
                                     Options               Weighted
                                    Available     Shares    Average
                                                             Price
                                   -----------  -----------  ------
     Balance at December 20, 1999           -            -   $    -

       Authorized                   5,000,000            -        -
       Granted                     (5,611,384)   5,611,384     0.21
       Exercised                            -     (381,250)    0.24
       Cancelled                    1,618,664   (1,618,664)    0.20
                                   -----------  -----------  ------
     Balance at December 31, 2000   1,007,280    3,611,470   $ 0.22
                                   ===========  ===========  ======


As of December 31, 2000, 297,500 shares of the common stock issued and outstanding were unvested and subject to repurchase at prices ranging from $0.15 to $0.30 per share.

Stock options outstanding at December 31, 2000 have a range of exercise prices from $0.15 to $0.30 per share and a weighted-average remaining contractual life of 7.3 years. Of stock options outstanding at December 31, 2000, 895,396 were exercisable at a weighted-average exercise price of $0.18.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2000: risk free interest rates of 6.00%; expected dividend yields of 0%; expected life of four years and expected volatility of 70%. The weighted-average grant-date fair value of options granted in 2000 was $0.21.

     Common Stock Reserved for Future Issuance
     -----------------------------------------

     The Company is authorized to issue up to 30 million shares of common stock. At December 31, 2000, a total of 8,401,666 shares of common stock were issued and outstanding. The Company has reserved the following shares of common stock for issuance as follows:

          Conversion of Series A preferred stock     1,113,945
          Conversion of Series B preferred stock     8,375,634
          Stock Option Plan                          4,618,750
          Warrants issued to non-employees             200,478

7.   Warrants
     --------

During 2000, the Company issued 73,574 warrants to purchase common stock at $0.75 per share to non-employees in exchange for services rendered. The fair value of the warrants was estimated to be $5,843 and has been accounted for as stock compensation expense. The warrants to purchase common stock expire at various dates in 2003.

In May 2000, the Company issued 126,904 warrants to a financial institution to purchase Series B preferred stock at $1.97 per share in conjunction with the Bridge Loan. As of December 31, 2000, all of these warrants were outstanding and exercisable. The warrants to purchase Series B preferred stock expire in May 2005. The fair value of the warrants was estimated to be $5,461 and has been accounted for as interest expense.

The fair value of each warrant granted was estimated on the date the warrant became vested using the Black-Scholes option pricing model with the following assumptions: risk free interest rates of 6.00%, expected dividend yields of 0% and expected volatility of 70%.

8.   Commitments and Contingencies
     -----------------------------

The Company leases office facilities and certain equipment under non-cancelable operating leases expiring at various dates through December 2004.

As part of the Purchase and Sale Agreement between the Company and @POS, the Company acquired certain assets under non-cancelable capital leases and assumed the corresponding capital lease obligations expiring at various dates through

December 2004. Principal balances of $765,223 were outstanding as of December 31, 2000. The assets under capital leases consist primarily of computer equipment and software and are secured by the specific equipment being financed.

As of December 31, 2000, the minimum future payments required under the Company's operating and capital leases are as follows:

                         For the Year              Capital   Operating
                      Ended December 31,            Leases     Leases
         ----------------------------------------  --------  ----------

         2001                                      $258,381  $1,285,931
         2002                                       258,381   1,012,423
         2003                                       258,381     263,681
         2004                                       153,202     274,224
         2005                                             -     187,625
                                                   --------  ----------
         Total minimum lease payments               928,345  $3,023,884
                                                             ==========
         Amount representing interest (9.60% -
         13.90%)                                    163,123
                                                   --------
         Present value of minimum lease payments    765,222
         Less: Current portion                      184,804
                                                   --------
         Long-term capital lease obligations       $580,418
                                                   ========

For the year ended December 31, 2000, rental expense was $372,492.

In July 2001, an employee sent a demand letter to the Company alleging possible claims for discrimination based on age, national original and/or medical condition. In August 2001, this employee was dismissed from the Company with cause. Since the litigation is in its preliminary stages, no discovery has been taken, and the Company is unable to evaluate the probable outcome of this matter or to estimate the range of any potential loss. The Company intends to defend itself in this matter.

The Company is a party to various legal proceedings that arise in the normal course of business. In the opinion of management, the ultimate disposition of these proceedings will not have a material adverse effect on the Company's consolidated financial position, liquidity or results of operations.

9.     Related Party Transactions
       --------------------------

At December 31, 2000, @POS held an ownership interest in the Company of 44%. @POS is a significant customer of the Company. Sales of contract software development services to @POS totaled $363,581 and represented 89% of total Company sales for the period ended December 31, 2000. The loss of @POS as a customer could have significant adverse effects on the Company's operations and results.

The Company also subleases its office facilities from @POS. Amounts paid to @POS for rent for the period ended December 31, 2000 totaled $372,492. Management believes the lease terms with @POS are at arms length and are under terms comparable to what the Company could have obtained from other unrelated parties.

10.    Income Taxes
       ------------

The Company has deferred income tax assets arising primarily from differences in the timing of recognition of certain expense items for financial statement purposes and income tax purposes and from net operating losses.

The components of the net deferred income tax asset as of December 31, 2000 were as follows:

             Net operating loss carryforwards     $  1,711,000
             Reserves and accruals                   1,533,000
             Tax credit carryforwards                  210,000
                                                   ------------
                                                     3,454,000
             Valuation allowance                    (3,454,000)
                                                   ------------
             Net deferred income tax asset         $         -
                                                  =============

The Company has recorded a valuation allowance to offset the deferred income tax asset.

As of December 31, 2000, the Company had federal and state net operating loss carryforwards of approximately $8.1 million and $8.4 million, respectively, which expire in 2020 if not utilized. Utilization of the net operating loss may be subject to a substantial annual limitation under the ownership change provisions of the Tax Reform Act of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating loss before utilization.

11.     401(k) Savings Plan
        -------------------

The Company maintains a 401(k) plan for its employees in the United States. Upon formation of the Company, employees were covered by the 401(k) plan administered by @POS ("@POS 401(K) Plan"). In June 2000, the Company established its own 401(k) plan ("Company 401(k) Plan") and transferred the balances for its employees from the @POS 401(k) Plan to the Company 401(k) Plan. The Company made no contributions to the Company 401(k) Plan during the period from inception (December 20, 1999) to December 31, 2000.

12.     Subsequent Events
        -----------------

In February, May and August 2001, the Company reduced its workforce located in the United States. The Company incurred costs of approximately $184,000 associated with these reductions in force to be recorded as operating expenses in 2001. These measures were initiated in order to enable the Company to reduce its operating expenditures and extend the length of time that the Company can continue to operate without obtaining additional financing.

In August 2001, the Company's largest preferred stockholder signed a letter of intent with @POS to sell its interest in the Company to @POS for shares of common stock of @POS. If this transaction is consummated, control of the company will revert back to @POS. The Company expects that the transaction will be completed by the end of September 2001. It is likely that the total proceeds to be received as part of the contemplated transaction will be lower than the total preferred stockholder liquidation preferences. If this is the case, then holders of Crossvue common stock, options and warrants will not receive any proceeds as part of this transaction. If this transaction is not consummated as planned, the Company's Board of Directors will pursue other strategic alliances or may consider liquidating the Company's assets and distributing any remaining cash to the preferred stockholders first in accordance with the liquidation preferences of the preferred stock.

(2). UNAUDITED INTERIM FINANCIAL STATEMENTS OF CROSSVUE, INC.

                                 CROSSVUE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                   AS OF JUNE 30, 2001 AND DECEMBER 31, 2000

ASSETS                                             June 30, 2001  December 31, 2000
                                                    (Unaudited)       (Audited)
                                                   -------------  -----------------
Current assets :
   Cash and cash equivalents                       $  5,852,404   $     10,739,307
   Receivable from related party (@POS.com)             343,581            182,288
Other receivables                                        29,729             34,502
Prepaid expenses and other current assets                34,843            328,821
                                                   -------------  -----------------
      Total current assets                            6,260,557         11,284,918
                                                   -------------  -----------------

Property and equipment, net                           1,061,795          1,104,012
                                                   -------------  -----------------

Deposits and other non-current assets                    23,829             23,774
Note receivable from employee                            50,000             50,000
                                                   -------------  -----------------

      Total assets                                 $  7,396,181   $     12,462,704
                                                   =============  =================
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Bank Overdraft                                  $    136,772   $         22,329
   Accounts payable                                     132,694            616,853
   Payable to a related party (@POS.com)                397,346                  -
   Accrued expenses                                     120,018            248,718
   Deferred revenue                                      54,000                  -
   Capital lease obligations, current                   189,748            184,804
                                                   -------------  -----------------
      Total current liabilities                       1,030,578          1,072,704

Capital lease obligations, non-current                  485,511            580,418

Deferred rent                                            30,904             22,592
                                                   -------------  -----------------

      Total liabilities                               1,546,993          1,675,714
                                                   -------------  -----------------

Stockholders' equity:
   Preferred stock                                        9,315              9,315
   Common stock                                           8,454              8,401
   Additional paid-in capital                        19,416,036         19,404,201
   Accumulated deficit                              (13,584,617)        (8,634,927)
                                                   -------------  -----------------
      Total stockholders' equity                      5,849,188         10,786,990
                                                   -------------  -----------------
      Total liabilities and stockholders' equity   $  7,396,181   $     12,462,704
                                                   =============  =================

The accompanying notes are an integral part of this consolidated financial statement.

                                 CROSSVUE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2001
       AND THE PERIOD FROM INCEPTION (DECEMBER 20, 1999) TO JUNE 30, 2000
                                  (UNAUDITED)


                                          Six Months      Period From
                                            Ended          Inception
                                           June 30,    (December 20, 1999)
                                            2001        To June 30, 2000
                                        -------------  -------------------
Revenues Primarily from Related Party   $    223,357   $          450,072
Cost of revenue                              119,277               84,583
                                        -------------  -------------------
Gross profit                                 104,080              365,489
Operating expenses:
   Selling, general and administrative     2,503,470            1,887,931
   Research and development                2,688,536            2,051,782
                                        -------------  -------------------
      Total operating expenses             5,192,006            3,939,713
                                        -------------  -------------------

Operating Loss                            (5,087,926)          (3,574,224)

Interest income                              198,639               16,161
Interest and other expenses                  (60,403)             (40,185)
                                        -------------  -------------------
      Total other income (expense)           138,236              (24,024)
                                        -------------  -------------------

Net loss                                $ (4,949,690)  $       (3,598,248)
                                        =============  ===================

                                 CROSSVUE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE SIX MONTHS ENDED JUNE 30, 2001 AND PERIOD FROM INCEPTION
                      (DECEMBER 20, 1999) TO JUNE 30, 2000
                                  (UNAUDITED)


                                                                       Period from
                                                                        Inception
                                                        Six Months  (December 20, 1999)
                                                          Ended             to
                                                      June 30, 2001    June 30, 2000
                                                      -------------  -----------------

Cash flows from operating activities:
Net loss                                               $(4,949,690)  $     (3,598,248)
Adjustments to reconcile net loss to net cash used in
Operating activities
   Depreciation and amortization                           266,076            267,559
   Stock-based compensation expense                          4,568             18,211
   Non-cash warrant interest expense                             -              5,461
Changes in operating assets and liabilities:
   Accounts receivable                                    (156,520)          (362,812)
   Prepaid expenses and other current assets               293,979            (66,561)
   Deposits                                                    (55)                 -
   Bank overdraft                                          114,443             73,385
   Accounts payable                                       (113,031)           461,108
   Accrued expenses                                        (94,170)           126,725
   Deferred revenue                                         54,000                  -
                                                       ------------  -----------------
      Net cash used in operating activities             (4,580,400)        (3,075,172)
                                                       ------------  -----------------

Cash flows from investing activities:
   Purchase of property and equipment                     (223,858)          (153,308)
                                                       ------------  -----------------

Cash flows from financing activities:
   Proceeds from bridge loan financing                           -          2,000,000
   Proceeds from issuance of Series A Convertible
     preferred stock                                             -          2,583,145
   Repayment of capital lease obligations                  (88,964)           (80,969)
   Proceeds from exercise of stock options                   6,319             90,375
   Issuance of common stock                                      -             46,730
                                                       ------------  -----------------
      Net cash provided by (used in) financing
        activities                                         (82,645)         4,639,281
                                                       ------------  -----------------

Net (decrease) increase in cash and cash equivalents    (4,886,903)         1,410,801
Cash and cash equivalents at beginning of period        10,739,307                  -
                                                       ------------  -----------------
Cash and cash equivalents at end of period             $ 5,852,404   $      1,410,801
                                                       ============  =================

CROSSVUE,  INC.

Notes  to  Condensed  Financial  Statements  (Unaudited)
June  30,  2001



1.   Basis  of  Presentation
     -----------------------

The financial information included herein for the six-month periods ended June 30, 2001 and 2000 is unaudited; however, such information reflects all adjustments consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods.

The interim financial statements presented herein have been prepared in accordance with generally accepted accounting principles for interim financial information. These interim financial statements should be read in conjunction with the consolidated financial statements and the notes thereto included in the audited fiscal 2000 consolidated financial statements of Crossvue, Inc. (the "Company," or "Crossvue") as of December 31, 2000, which is included in this filing.


2.   Summary  of  Significant  Accounting  Policies
     ----------------------------------------------

     Principles  of  Consolidation
     -----------------------------

     The accounts of the Company and its wholly owned subsidiary, Crossvue (Pvt) Limited, are included in the consolidated financial statements after elimination of intercompany accounts and transactions. The functional currency of the subsidiary is the U.S. dollar. Currency remeasurement adjustments are included in the accompanying consolidated statements of operations in other income and were not significant for the six months period ended June 30, 2001 and 2000, respectively. Crossvue (Pvt) is based in Colombo, Sri Lanka and is primarily a contract software developer for the parent company and @POS.com, Inc. ("@POS").

     Property  and  Equipment
     ------------------------

     Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of three to five years. Property under capital leases and leasehold improvements are depreciated over the lesser of the useful life of the assets or lease term. Repairs and maintenance costs are expensed as incurred.

     The Company expenses all individual purchases of property and equipment costing less than $1,000. These purchases would not have a material effect on the financial statements had they been capitalized.

     Property and equipment at June 30, 2001 and December 31, 2000 consisted of the following (unaudited):

                                                   June 30,    December 31,
                                     Useful Life     2001         2000
                                                  (Unaudited)   (Audited)
                                     -----------  -----------  -----------
     Computer equipment                 3 years   $  776,915   $  639,068
     Computer software                  3 years      127,186       85,915
     Furniture and fixtures             5 years      158,698      140,371
     Equipment under capital leases     5 years      754,149      754,149
     Leasehold improvements             5 years      119,898       93,484
                                                  -----------  -----------
                                                   1,936,846    1,712,987
     Less: Accumulated depreciation                 (875,051)    (608,975)
                                                  -----------  -----------
        Net property and equipment                $1,061,795   $1,104,012
                                                  ===========  ===========

3.   Subsequent  Event
     -----------------

On September 28, 2001, the Company was acquired by @POS pursuant to a Merger Agreement and Plan of Reorganization that was signed by the Company, certain shareholders of Crossvue and Crossvue Acquisition Corporation ("CAC"), a Delaware corporation and wholly-owned subsidiary of the Company formed for the purpose of effecting the merger. In consideration for the merger, @POS issued 4,159,937 shares of its common stock for all of the outstanding preferred stock of the Company. The outstanding shares of common stock of the Company were canceled. The purchase price was determined through arms-length negotiations among the parties. Approximately 24% of the common stock issued by @POS was placed in escrow for the purpose of securing the indemnification obligation of Crossvue.


(b) UNAUDITED PRO-FORMA FINANCIAL INFORMATION

On September 28, 2001, @POS entered into an agreement to purchase Crossvue. Under the terms of the agreement, @POS issued approximately 4.2 million shares of its common stock in return for all of the shares of Crossvue preferred stock outstanding. Crossvue common stock holders did not receive any proceeds as part of the transaction due to the liquidation preference of the preferred stock and accordingly, all Crossvue shares of common stock, options and warrants were cancelled as part of the transaction. The total purchase price has been estimated at $2.1 million, using the average of the fair market value of @POS.com's common stock a few days before and after the date of the merger.

The acquisition of Crossvue has been accounted for under the purchase method of accounting whereby the total cost of the acquisition, including related fees and expenses, is allocated to tangible and intangible assets acquired and liabilities assumed based on their respective fair value at the effective date of the acquisition. Such allocation has been made based upon the currently available information and management's estimates and the allocation may change.

The following unaudited pro forma combined condensed balance sheets and statements of operations give effect to the merger between @POS.com and Crossvue based on each company's respective historical data. The pro forma combined condensed statements of operations assume the merger occurred at the beginning of fiscal year ended June 30, 2001. The pro forma financial statements should be read in conjunction with the accompanying notes thereto.

The unaudited pro forma condensed combined financial statements do no purport to represent what the results of operations or financial position of @POS.com would actually have been if the transaction had occurred on such date or to project the results of operations or financial positions of @POS.com for any future date or period. Furthermore, the unaudited pro forma condensed combined statements of operations set forth below are based on assumptions that @POS.com believes are reasonable and should be read in conjunction with the respective financial statements, related notes thereto, and @POS.com's "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Registrant's Form 10-K filing with the SEC for the year ended June 30, 2001.

                                           POS.COM, INC. AND CROSSVUE, INC.
                                 UNAUDITED PRO-FORMA COMBINED CONDENSED BALANCE SHEET
                                                 AS OF JUNE 30, 2001



ASSETS                                                  @POS.com,Inc.    Crossvue, Inc.   Net Adjustment         Combined Total
                                                       ---------------  ----------------  ---------------       ----------------
Current assets:
  Cash and cash equivalents                            $      897,169   $     5,852,404                         $     6,749,573
  Accounts receivable- net                                    373,911                                                   373,911
  Other receivables                                            88,746           373,310         (397,519)  b             64,537
  Inventories                                                 140,160                 -                                 140,160
  Prepaid expenses and other current assets                   307,195            34,843                                 342,038
                                                       ---------------  ----------------  ---------------       ----------------

          Total current assets                              1,807,181         6,260,557         (397,519)             7,670,219
                                                       ---------------  ----------------  ---------------       ----------------

Property and equipment                                        993,177         1,936,846                               2,930,023
  Less:  Accumulated depreciation                            (698,894)         (875,051)                             (1,573,945)
                                                       ---------------  ----------------  ---------------       ----------------

Property and equipment, net                                   294,283         1,061,795                               1,356,078
                                                       ---------------  ----------------  ---------------       ----------------

Other long-term assets                                         92,500            73,829                                 166,329
                                                       ---------------  ----------------  ---------------       ----------------

          Total assets                                 $    2,193,964   $     7,396,181         (397,519)       $     9,192,626
                                                       ===============  ================  ===============       ================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Bank overdraft                                       $            -   $       136,772                         $       136,772
  Accounts payable                                            561,000           132,694                                 693,694
  Accrued liabilities                                         261,515           120,018          300,000   d            681,533
  Capital lease obligations, current                           45,577           189,748                                 235,325
  Deferred revenues                                           486,610            54,000                                 540,610
  Other current liabilities                                   849,885           397,346         (397,519)  b            849,712
                                                       ---------------  ----------------  ---------------       ----------------

          Total current liabilities                         2,204,587         1,030,578          (97,519)             3,137,646
                                                       ---------------  ----------------  ---------------       ----------------

Capital lease obligations, non-current                         27,562           485,511                                 513,073
Deferred rent                                                       -            30,904                                  30,904
                                                       ---------------  ----------------  ---------------       ----------------

Commitments and contingencies

Stockholders' equity:
  Preferred stock                                               1,733             9,315           (9,315)  d              1,733
   Common stock                                                 4,578             8,454           (4,294)  d              8,738
  Additional paid-in capital                               23,413,543        19,416,036      (18,459,240)  a,d       24,370,339
  Accumulated deficit                                     (23,458,039)      (13,584,617)      14,454,033   d        (22,588,623)
  Negative Goodwill                                                 -                 -        3,718,816   d          3,718,816
                                                       ---------------  ----------------  ---------------       ----------------

          Total stockholders' equity (deficit)                (38,185)        5,849,188         (300,000)             5,511,003
                                                       ---------------  ----------------  ---------------       ----------------

          Total liabilities and stockholders' equity   $    2,193,964   $     7,396,181         (397,519)       $     9,192,626
                                                       ===============  ================  ===============       ================

   The accompanying notes are an integral part of these financial statements.

                                         POS.COM,INC. AND CROSSVUE, INC.
                            UNAUDITED PRO-FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
                                       FOR THE TWELVE MONTHS ENDED JUNE 30, 2001



                                             @POS.com, Inc.    Crossvue, Inc.    Net Adjustment         Combined Total
                                            ----------------  ---------------------------------------------------------

Revenues                                    $     7,153,548   $       424,292   $      (369,862)  c    $     7,207,978
Cost of revenues                                  2,085,448           235,436                                2,320,884
                                            ----------------  ---------------------------------------------------------

Gross profit                                      5,068,100           188,856          (369,862)             4,887,094
                                            ----------------  ---------------------------------------------------------

Operating expenses:
   Selling, general and administrative            4,772,044         4,821,275          (312,906)  a          9,280,413
   Research and development                       2,838,825         5,722,235        (1,060,337)  a,c        7,500,723
                                            ----------------  ---------------------------------------------------------

      Total operating expenses                    7,610,869        10,543,510        (1,373,243)            16,781,136

Operating loss                                   (2,542,769)      (10,354,654)        1,003,381            (11,894,042)

Interest income                                     108,069           494,982           (49,523)  a            553,528
Interest and other expense                          (72,965)         (126,696)           61,103   a           (138,558)
                                            ----------------  ---------------------------------------------------------

Loss before income taxes and ordinary gain       (2,507,665)       (9,986,368)        1,014,961            (11,479,072)
Income tax benefit                                   24,013                                                     24,013
Minority interest share in subsidiary loss          145,545                            (145,545) a                   -
                                            ----------------  ---------------------------------------------------------

Net loss from continuing operations         $    (2,338,107)  $    (9,986,368)  $       869,416        $   (11,455,059)
                                            ================  =========================================================

Net loss from continuing operations,
   per share - Basic                        $         (0.51)                                           $         (1.31)
Net loss from continuing operations,
   per share - Diluted                      $         (0.51)                                           $         (1.31)

Weighted average shares outstanding:
   Basic                                          4,578,802                                                  8,738,739
   Diluted                                        4,578,802                                                  8,738,739

                       The accompanying notes are an integral part of these financial statements.

                        @POS.COM, INC. AND CROSSVUE, INC.
    NOTES TO UNAUDITED PRO-FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


1.   BASIS  OF  PRO  FORMA  PRESENTATION

     The unaudited pro forma combined condensed balance sheet and statement of operations combine the results of @POS.com, Inc. and Crossvue's financial position and operations for the year ended June 30, 2001.

     The unaudited pro forma condensed combined financial statements included herein have been prepared by @POS.com pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, @POS.com believes that the disclosures are adequate to make the information presented not misleading.

     @POS.com expects that it may incur additional costs to integrate the merged entities over the course of the next several years. Such costs have not been considered in the pro forma financial statements and will be recorded as operating expenses if and when they are determined.

2.   UNAUDITED  PRO  FORMA  COMBINED  NET  LOSS  PER  SHARE

     In addition to the 4,578,802 average common shares reported on the Registrant's Form 10-KSB for the period ended June 30, 2001, the pro-forma basic and diluted net loss per share calculation assumes that 4,159,937 shares of the Registrant's common stock issued in acquiring Crossvue were outstanding for the entire year ended June 30, 2001.

3.   PRO  FORMA  ADJUSTMENTS

     The unaudited pro forma combined condensed financial statements of @POS.com, Inc. give effect to the following pro forma adjustments:

     (a) To eliminate @POS.com's share in Crossvue's loss from July 1 through August 15, 2000 included in @POS.com's consolidated results for the year ended June 30, 2001, as follows:

                     Revenue                             $     36,929

                     Operating expenses                     1,040,310
                                                         -------------

                     Operating loss                      $ (1,003,381)

                     Other income and expense-net             (11,580)
                                                         -------------

                     Loss before minority interest         (1,014,961)

                     Minority interest
                       share in Crossvue's loss               145,545
                                                         -------------

                     Net loss                            $   (869,416)
                                                         =============


     (b) To eliminate related party receivables and payables between @POS.com. and Crossvue.

     (c)  To  eliminate  related party  sales  between  @POS.com  and  Crossvue.
     (d)  To  reflect  the  acquisition  of  Crossvue:

          The purchase of Crossvue is allocated based upon the estimated fair value of the of the assets acquired and liabilities assumed, which approximates book value. This allocation is subject to change pending a final analysis of the value of the assets acquired and liabilities assumed. The following table summarizes the components of the total purchase price and the estimated allocation:


                     Fair  Value  of @POS.com common
                     stock (4,159,937 shares) issued     $  1,830,372

                     Transaction costs                        300,000
                                                         -------------

                     Estimated total purchase price      $  2,130,372

                     Less: Net tangible assets acquired     5,849,188
                                                         -------------

                     Estimated negative goodwill         $ (3,718,816)
                                                         =============

               The estimated purchase price includes 980,363 shares set aside in escrow.

               The negative goodwill has not been presented as an extraordinary gain in the pro forma income statement as it is an extraordinary item directly attributable to the transaction. However, it has been presented as part of the stockholders' equity in the pro forma balance sheet.

4.   TRANSACTION  COSTS  AND  MERGER  RELATED  EXPENSES

     @POS.com estimates it will incur direct transaction costs of approximately $300,000 associated with the merger, consisting of professional fees of attorneys, accountants and other professionals, and other related charges. There can be no assurance that @POS.com and Crossvue will not incur additional charges associated with the merger or that management will be successful in its efforts to integrate the operations of the two companies.